Exhibit 99.1

California Water Service Group Reports Solid Third Quarter 2026 Results and

Successful Execution of Business Strategy

SAN JOSE, Calif., October 28, 2026 -- California Water Service Group (Group or Company, NYSE: CWT), a leading publicly traded water utility serving California, Hawaii, New Mexico, Washington, and Texas, today reported solid financial results for the third quarter 2026.

Financial Highlights

•	Recorded net income of $65.4 million and diluted EPS of $1.05 in Q3 2026, compared to net income of $61.2 million and diluted EPS of $1.03 reported in Q3 2025.
•	Invested $148.3 million in water system infrastructure.
•	Received approval from the Washington Utilities and Transportation Commission (WUTC) on the Washington Water Service (Washington Water) General Rate Case (GRC) that will add $4.1 million to annual revenues.
•	Received change-of-control approval from the public utilities commissions in Nevada and Oregon for water and wastewater system acquisitions.
•	Declared the 327th consecutive quarterly dividend in the amount of $0.335 per common share.

According to Chairman and Chief Executive Officer Martin A. Kropelnicki, the Company’s solid financial performance reflects the continued successful execution of its business strategy, including improving water system sustainability and keeping rates affordable.

“We are making investments needed to provide safe, reliable water service; working with our regulators to recover costs while keeping rates affordable; focusing on maintaining a strong balance sheet; preparing for emergencies that can affect our customers, including extreme weather events and wildfires; and making a difference in our communities. We delivered strong results by maintaining a laser focus on executing our strategy and putting our customers first,” he said.

Q3 2026 Financial Results

•	Q3 2026 revenue increased $21.0 million or 6.7% to $332.2 million, compared to revenue of $311.2 million in Q3 2025.
◦	Rate changes and new customers added $22.1 million in revenue, while changes in the Drought Response Memorandum Account (DREMA) contributed an additional $3.9 million.

◦	Decline in customer water usage offset revenue increases by $4.4 million.

•	Q3 2026 operating expenses increased $8.9 million or 3.7% to $249.5 million compared to Q3 2025 operating expenses of $240.6 million.
◦	Water production costs were consistent between the quarters with higher wholesale water costs, partially offset by lower customer usage.
◦	Other operations expenses increased $4.1 million compared to Q3 2025 primarily due to a $2.8 million increase in water conservation program expenditures.
◦	Income tax expense on operating income increased $7.1 million compared to Q3 2025 due to higher pre-tax income and a scheduled reduction in the Tax Cut and Jobs Act (TCJA) refund.

•	Net other income decreased $6.0 million during the quarter due to a $3.9 million reduction in non-qualified benefit plan investment gains and an increase of $1.4 million in business acquisition expenses.

YTD 2026 Financial Results

•	YTD 2026 net income was $125.9 million or $2.07 per diluted share, an increase of 7.9% or $9.2 million and $0.11 per diluted share compared to YTD 2025 net income of $116.7 million or $1.96 per diluted share.

•	YTD 2026 revenue increased $75.1 million or 9.6% to $855.3 million, compared to YTD revenue of $780.2 million in 2025.
◦	Rate changes and new customers added $51.9 million in revenue.
◦	DREMA added $3.9 million in revenue.
◦	The Interim Rates Memorandum Account related to the recently completed 2024 California GRC proceeding added $15.7 million.
◦	Recognition of remaining deferred revenue under California Water Service’s (Cal Water) previous Water Revenue Adjustment Mechanism (WRAM) added $9.9 million.
◦	Decline in customer water usage offset revenue increases by $3.9 million.

•	YTD 2026 operating expenses increased $48.2 million or 7.6% to $683.6 million compared to YTD operating expenses of $635.4 million in 2025.
◦	Water production costs increased $14.1 million, primarily due to an increase in wholesale water rates, partially offset by lower customer usage.
◦	Other operations expenses increased $19.9 million, primarily due to the recognition of $8.1 million of deferred WRAM costs and an increase of $5.5 million in water conservation program expenses.

◦	Income tax expense on operating income increased $13.1 million due to higher pre-tax income and a scheduled reduction in the TCJA refund.

•	Net other income decreased $9.5 million due to a $4.7 million decrease in the net periodic benefit credit, an increase of $4.1 million in business acquisition expenses, and a $3.0 million reduction in non-qualified benefit plan investment gains.

Investing in Infrastructure to Provide Safe, High-Quality Water Service

The Company continued to invest responsibly in infrastructure projects that enhance quality and reliability for customers, including water main replacements, groundwater wells, and water quality treatment projects. Group capital investments for the nine months ended September 30, 2026, were $424.8 million, up 16.5% compared to September 30, 2025, YTD investments of $364.7 million.

Working with Regulators to Recover Costs While Keeping Rates Affordable

In the third quarter, the California Public Utilities Commission (CPUC) granted Cal Water’s request to recover certain PFAS treatment costs using the advice letter process. In 2026, Cal Water has invested $23 million YTD in PFAS treatment projects and has 18 plants under construction. Company-wide, Group expects to invest $228.0 million in PFAS treatment and well replacement projects; to date, it has recovered $59.4 million in net proceeds from PFAS manufacturers to help reduce the rate impact on customers.

Importantly, Cal Water assesses customer affordability during every GRC. In 2025, median water bills were 0.88% of median household income, which is well within the affordability guideline of 2% established by the United States Environmental Protection Agency. In addition, Cal Water provides a low-income assistance program, an additional discount for customers in higher-cost service areas, customer conservation programs and rebates, and interest-free payment plans. It also actively pursues state and federal grants to help mitigate rate increases, especially in low-income communities.

In Washington, the WUTC adopted the joint settlement agreement of Washington Water, WUTC staff, and the Consumer Advocate team from the Public Counsel Unit of the Washington Attorney General’s Office, which authorizes rate increases that will increase annual revenues by $4.1 million, effective October 1, 2026.

After the close of the third quarter, the State of Hawaii Public Utilities Commission (HPUC) adopted a settlement agreement between Hawaii Water and the HPUC Consumer Advocate that authorizes rate increases in the Kapalua water and wastewater systems that will increase annual revenues by $1.94 million, effective October 21, 2026. This rate increase will be the first one implemented since these systems were acquired in 2021 and reflects the capital improvements Hawaii Water continues to make to improve water system reliability.

Progressing on Nevada and Oregon Acquisitions

On August 11, 2026, the Public Utilities Commission of Nevada approved California Water Service Group’s acquisition of Nexus Water Group’s (Nexus) Nevada systems and operations, and on October 27, 2026, the Oregon Public Utilities Commission (OPUC) followed suit. The Company expects to close the Nevada and Oregon acquisitions in the fourth quarter of 2026.

Maintaining a Strong Balance Sheet

As of September 30, 2026, Group’s cash and cash equivalents totaled $45.1 million and restricted cash was $45.8 million. Group and Cal Water had additional short-term borrowing capacity of $200.0 million and $225.0 million, respectively, subject to meeting the borrowing conditions on its Group and Cal Water lines of credit.

During the third quarter, the Company sold 1.0 million shares of common stock through its at-the-market equity program and raised proceeds of $49.8 million. In addition, the Company entered into forward sales agreements with investors to sell an additional 1.6 million shares. The Company has up to 12 months from date it entered into the forward contracts to settle the agreements. As of September 30, 2026, we could have physically settled with the investors for $77.8 million.

Subsequent to the end of the third quarter, the Company and Cal Water also entered into Note and First Mortgage Bond purchase agreements, respectively, which provide for the issuance of $125.0 million in unsecured borrowings (the Notes) and $150.0 million in secured borrowings (the Bonds). The Notes will accrue interest at 6.08% and 6.41% with maturities of December 15, 2031 and December 15, 2036. The Bonds will accrue interest at 6.49% and 6.54% with maturities of December 15, 2046 and December 15, 2056. The Notes and Bonds are expected to be issued on or before December 31, 2026.

With the long-term debt agreements and equity forward arrangements in place, the Company believes it has the resources to finance its on-going initiatives into the first half of 2027, including the acquisition of Nevada and Oregon systems which we expect to close before December 31, 2026.

The most recent Cost of Capital decision for Cal Water, which remains effective through December 2027, establishes a 10.27% authorized return on equity, a 7.46% authorized return on rate base, and a debt/equity structure of 46.6%/53.4%.

Increasing Dividends for 59 Consecutive Years

The Group Board of Directors has declared the 327th consecutive quarterly dividend in the amount of $0.335 per common share. The Company’s 59th consecutive annual dividend increase announced earlier this year is expected to yield an annual dividend of $1.34 per common share, an increase of 8.1% over 2025.

Preparing for Emergencies

Group continued to prioritize emergency preparedness in the third quarter, providing emergency preparedness and response training to employees and first responders; equipping and preparing its Operations Rapid Response Teams; positioning and fueling back-up power sources; testing satellite phones and two-way radios; maintaining vegetation to help minimize damage to key facilities in the event of storms or fires; and preparing to conduct additional water quality monitoring, if needed. These ongoing efforts are expected to better prepare the Company to deal with natural disasters, including wildfires and forecasted El Niño conditions.

Making an Impact in the Community

During the third quarter, Group celebrated its centennial with customers, awarded scholarships to students, and opened its firefighter grant program. The Company was named one of America’s Greatest Workplaces, America’s Greatest Companies, and World’s Greenest Companies by Newsweek. And Cal Water partnered with Selma Unified School District and Self-Help Enterprises to do the work necessary to connect Indianola Elementary School to its system in order to provide high-quality water to 400 students and faculty.

For additional details on the Company’s third quarter results, please see the Form 10-Q which will be available at: www.calwatergroup.com/investors/financials-filings-reports/sec-filings, or listen to the earnings teleconference or teleconference replay.

Quarterly Earnings Teleconference

The quarterly teleconference will take place on October 29, 2026, at 8 a.m. PT/11 a.m. ET. To join, dial 1-800-715-9871 or 1-646-307-1963 and key in ID# 2080463, or access the live audio webcast at edge.media-server.com/mmc/p/5ckhdfck.

A replay of the call will be available from 2 p.m. ET on October 29, 2026, through November 28, 2026, at 1-800-770-2030 or 1-609-800-9909 by keying in ID# 2080463, or by accessing the webcast above. The call will be hosted by Chairman and Chief Executive Officer Martin A. Kropelnicki and Senior Vice President, Chief Financial Officer and Treasurer James P. Lynch. Prior to the call, the Company will publish a slide presentation on its website.

About California Water Service Group

Group is the parent company of regulated utilities California Water Service Company, Hawaii Water Service Company, Inc., New Mexico Water Service Company, and Washington Water Service Company, as well as TWSC, Inc. (Texas Water Service), a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2.2 million people in California, Hawaii, New Mexico, Washington, and Texas. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this news release include, but are not limited to, statements describing the Company’s expected financial performance, expectations regarding the Company’s plans and proposals pursuant to the 2024 CA GRC, the anticipated closing of the Company’s acquisition of Nexus Water Group’s Nevada and Oregon subsidiaries and expected integration of the acquired systems and benefits resulting from the acquisition, the expected timing and the amount of proceeds from the Company’s forward sales agreements, the ability to complete the issuance of the Notes and Bonds on the expected timing, the sufficiency of the Company’s resources to finance its initiatives and expectations regarding dividends. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results or outcomes may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results or outcomes to be different than those expected or anticipated include, but are not limited to: the outcome and timeliness of regulatory commissions’ actions concerning rate relief and other matters, including with respect to general rate cases and other regulatory proceedings; the impact of opposition to rate increases; our ability to recover costs; federal governmental and state regulatory commissions’ decisions, including decisions on proper disposition of property; changes in state regulatory commissions’ policies and procedures; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements, such as the United States Environmental Protection Agency’s (EPA) finalization of a National Primary Drinking Water Regulation (NPDWR) establishing legally enforceable maximum contaminant levels (MCL) for PFAS in drinking water in 2024 as well as legal challenges to such MCLs; EPA’s proposed new PFAS rulemaking, including impacts to the current PFAS NPDWR; the impact of weather, climate change, natural disasters, including wildfires and landslides and actual or threatened public health emergencies, including disease outbreaks, on our operations, water quality, water availability, water sales and operating results and the adequacy of our emergency preparedness; electric power interruptions, especially as a result of public safety power shutoff programs; availability of water supplies; our ability to invest or apply the proceeds from the issuance of common stock in an accretive manner; our ability to complete [the issuance of the Notes and Bonds and] the settlement of the forward sales agreements on the expected timing or at all]; consequences of eminent domain actions relating to our water systems; increased risk of inverse condemnation losses as a result of the impact of weather, climate change and natural disasters, including wildfires and landslides; shifts in population, including housing and customer growth; issues with the implementation, maintenance or security of our information technology and operational technology systems; physical and cyber security risks and threats and the adequacy of our efforts to mitigate such risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with the unions; changes in customer water use patterns and the effects of conservation, including as a result of drought conditions; our ability to complete, in a timely manner or at all, successfully integrate and achieve anticipated benefits from announced acquisitions, including the Oregon, Nevada and BVRT acquisitions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; risks associated with expanding our business and operations, including into other geographic areas; the impact of stagnating or worsening business and economic conditions, including inflationary pressures, general economic slowdown or a recession, changes in tariff policy, the interest rate environment, changes in monetary policy, adverse capital markets activity or macroeconomic conditions as a result of geopolitical conflicts, including ongoing conflicts in Ukraine and the Middle East, and the prospect of shutdowns of the U.S. federal government; the impact of market conditions and volatility on unrealized gains or losses on our non-qualified benefit plan investments and our operating results; the impact of weather and timing of meter reads on our accrued and unbilled revenue; the impact of evolving legal and regulatory requirements, including sustainability requirements; the impact of the evolving U.S. political environment and changes effected, proposed, or threatened by the U.S. federal government that has led to, in some cases, legal challenges and uncertainty around the funding, functioning and policy priorities of U.S. federal regulatory agencies and the status of current and future regulations; and other risks and unforeseen events described in our Securities and Exchange Commission (“SEC”) filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed from time-to-time with the SEC. We are not under any obligation and we expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. A credit rating is not a recommendation to buy, sell or hold any securities, may be changed at any time by the applicable ratings agency and should be evaluated independently of any other information.

Contacts:

James P. Lynch, (408) 367-8200 (analysts)

Shannon Dean, (408) 367-8243 (media)

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands, except per share data)

	September 30, 2026	December 31, 2025
ASSETS
Utility plant:
Utility plant	$6,297,996	$5,909,242
Less accumulated depreciation and amortization	(1,367,753)	(1,329,652)
Net utility plant	4,930,243	4,579,590
Current assets:
Cash and cash equivalents	45,117	51,820
Restricted cash	45,834	45,553
Receivables:
Customers, net	80,740	56,322
Short-term regulatory assets	86,507	72,511
Other, net	37,202	49,004
Accrued and unbilled revenue, net	64,122	39,674
Materials and supplies	18,360	19,784
Taxes, prepaid expenses, and other assets	29,697	19,760
Total current assets	407,579	354,428
Other assets:
Regulatory assets	320,115	339,865
Goodwill	37,063	37,063
Other assets	379,373	360,219
Total other assets	736,551	737,147
TOTAL ASSETS	$6,074,373	$5,671,165
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $0.01 par value; 136,000 shares authorized, 62,877 and 59,638 outstanding on September 30, 2026 and December 31, 2025, respectively	$629	$596
Additional paid-in capital	1,121,845	973,454
Retained earnings	794,184	729,276
Accumulated other comprehensive loss	(12,768)	(13,922)
Noncontrolling interests	2,639	2,571
Total equity	1,906,529	1,691,975
Long-term debt, net	1,472,021	1,471,968
Total capitalization	3,378,550	3,163,943
Current liabilities:
Current maturities of long-term debt, net	316	2,270
Short-term borrowings	175,000	130,000
Accounts payable	207,633	175,729
Short-term regulatory liabilities	89,889	25,458
Accrued other taxes	12,635	6,048
Accrued interest	23,309	12,976
Other accrued liabilities	66,068	65,683
Total current liabilities	574,850	418,164
Deferred income taxes	473,399	450,946
Regulatory liabilities	920,323	929,814
Pension	95,677	94,226
Advances for construction	213,334	210,638
Contributions in aid of construction	307,951	297,016
Other long-term liabilities	110,289	106,418
Commitments and contingencies
TOTAL CAPITALIZATION AND LIABILITIES	$6,074,373	$5,671,165

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating revenue	$332,168	$311,235	$855,337	$780,162
Operating expenses:
Operations:
Water production costs	102,103	102,703	265,275	251,197
Administrative and general	35,010	36,237	104,917	103,728
Other operations	37,512	33,455	113,889	93,986
Maintenance	9,428	9,812	26,944	26,523
Depreciation and amortization	34,708	36,118	104,208	108,103
Income tax expense	17,726	10,639	31,672	18,589
Property and other taxes	13,003	11,656	36,691	33,267
Total operating expenses	249,490	240,620	683,596	635,393
Net operating income	82,678	70,615	171,741	144,769
Other income and expenses:
Non-regulated revenue	5,917	5,349	17,379	15,341
Non-regulated expenses	(9,121)	(2,456)	(18,157)	(8,790)
Other components of net periodic benefit credit	3,010	4,548	9,270	13,937
Allowance for equity funds used during construction	2,478	2,145	6,642	5,840
Income tax expense on other income and expenses	(612)	(1,960)	(3,719)	(5,415)
Net other income	1,672	7,626	11,415	20,913
Interest expense:
Interest expense	20,170	18,113	60,598	52,086
Allowance for borrowed funds used during construction	(1,216)	(988)	(3,328)	(2,772)
Net interest expense	18,954	17,125	57,270	49,314
Net income	65,396	61,116	125,886	116,368
Net loss attributable to noncontrolling interests	(12)	(114)	(24)	(361)
Net income attributable to California Water Service Group	$65,408	$61,230	$125,910	$116,729
Earnings per share of common stock:
Basic	$1.05	$1.03	$2.07	$1.96
Diluted	$1.05	$1.03	$2.07	$1.96
Weighted average shares outstanding:
Basic	62,393	59,585	60,826	59,557
Diluted	62,502	59,653	60,913	59,615
Dividends per share of common stock	$0.34	$0.30	$1.01	$0.94